SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 _____________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
________________

Date of Report (Date of earliest event reported): September 21, 2006

Alpharma Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8593 (Commission File Number)	22-2095212 (IRS Employer Identification)

One Executive Drive, Fort Lee, New Jersey 07024 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (201) 947-7774

Not Applicable
______________________________________________ (Former name or former address, if changed since last report)

Item 1.01. Entry Into A Material Definitive Agreement

EMPLOYMENT AGREEMENT

On September 21, 2006, Alpharma Inc (the "Company") and Jeffrey Campbell entered into an agreement providing for terms of compensation in connection with Mr. Campbell's agreement to act as the interim Chief Financial Officer of the Company. Pursuant to the terms of the Agreement, Mr. Campbell will continue to receive his current base compensation at the rate of $294,000 per annum plus an executive allowance equal to that paid to other senior executives of the Company (at a rate of $28,600 per annum). Mr. Campbell will receive a guaranteed bonus for the 2006 fiscal year in an amount equal to $220,500 provided that he has not voluntarily terminated his employment with the Company or been terminated by the Company for Cause (as defined on or prior to the day 2006 bonuses are paid, or March 15, 2007, whichever is earlier. He will also receive a bonus for that portion of the 2007 fiscal year during which he serves as interim Chief Financial Officer in an amount equal to 75% of his base compensation, provided that he has not voluntarily terminated his employment with the Company or been terminated by the Company for Cause while serving as interim Chief Financial Officer.

Mr. Campbell received an award of 20,000 shares of Restricted Stock on September 20, 2006. Such shares shall vest on December 31, 2007 provided Mr. Campbell is an employee of the Company on such date. Such shares shall vest on such earlier date should his employment be terminated by the Company for other than Cause.

Should Mr. Campbell be entitled to benefits under the Company's Change in Control Plan or Severance Plan during the period in which he is serving as interim Chief Financial Officer and for six months thereafter, he shall be paid benefits due thereunder as if he were a member of the Senior Executive Leadership Team.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of that Agreement.

RETIREMENT AGREEMENT

On September 21, 2006, the Company and Robert F. Wrobel, the Chief Legal Officer and Executive Vice President of the Company, entered into a Retirement Agreement (the "Retirement Agreement"). Pursuant to the terms of the Retirement Agreement, Mr. Wrobel will retire as an employee, Chief Legal Officer and Executive Vice President of the Company on a date to be determined at the discretion of the Company, which date shall be no earlier than January 15, 2007 nor later than June 30, 2007 (the "Retirement Date"). The Company shall provide Mr. Wrobel with 30 days notice of such Retirement Date.

For purposes of all employee benefit plans and programs and the letter agreement between the Company and Mr. Wrobel dated December 12, 2005 ("Letter Agreement, which Letter Agreement was filed as Exhibit 10.1 to the Company's 8-K filed on December 22, 2005"), Mr. Wrobel shall be deemed to be an active employee and a member of the Chief Executive Officer's Leadership Team at all times prior to his Retirement Date. The June 29, 2007 payment described under the heading "Retention Payment" in the Letter Agreement ($214,533) shall be paid to Mr. Wrobel on his Retirement Date.

Mr. Wrobel shall be eligible for a bonus pursuant to the terms of the Executive Bonus Plan for 2006 fiscal year and shall be paid a pro rata portion of his Target Bonus for that portion of the 2007 fiscal year prior to his Retirement Date.

Upon the Retirement Date, Mr. Wrobel shall receive a lump sum payment equal to 18 months of his salary, including cash fringe benefits, plus a bonus at 100% of his annual target rate for such 18 month period ("Severance Payment"). Mr. Wrobel is entitled to receive the Company's standard health and welfare benefits for himself and his spouse at the active employee rate for a period of eighteen months following his Retirement Date and will thereafter be eligible to receive continuation of benefits pursuant to COBRA.

In the event that a Change in Control (as such term is defined in the Company's Change in Control Plan) occurs prior to Mr. Wrobel's Retirement Date and such transaction is consummated on or before his Retirement Date, in lieu of the Severance Payment, Mr. Wrobel shall receive the benefits set forth in the Change in Control Plan, as modified by the Letter Agreement. If the terms of the Change in Control become applicable to Mr. Wrobel, all benefits set forth in paragraph 1 of Appendix A to the Letter Agreement shall be payable in a lump sum on the Retirement Date.

To the extent Mr. Wrobel is deemed a "specified employee" within the meaning of Section 409(a)(2)(B)(i) of the Internal Revenue Code of 1986, any lump sum payment will be made six months following the Retirement Date. In all events, Mr. Wrobel shall receive lump sum payments equal to the employer-paid portion of the premiums paid by Mr. Wrobel for coverage under the health and welfare insurance plan during such six month period, and $40,000 (grossed up for applicable tax withholding) to cover certain other health and welfare costs.

All restricted stock and stock option awards outstanding as of Mr. Wrobel's Retirement Date shall immediately become fully vested on the Retirement Date.

The Retirement Agreement also contains other customary provisions, including an agreement by Mr. Wrobel to enter into a general release of all claims against the Company and its affiliates.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of that Agreement.

Item 8.01  Other Events

On September 25, 2006, in the Chicken Litter Litigation disclosed in the Company's 10Q filing for the period ending June 30, 2006, the Circuit Court of Washington County, Arkansas, Second Division ruled in favor of the Company. The plaintiffs in the case alleged that exposure to chicken litter containing certain residue from the company's product, roxarsone (a product sold by the Company's Animal Health Division), caused a form of leukemia in one of the plaintiffs. The jury in the case found that the plaintiffs did not meet the burden of proof, and therefore found the Company not liable for the illness suffered by the plaintiffs. The plaintiffs have the right to appeal the court's decision.

This is the first trial in this matter, in which approximately 175 plaintiffs are seeking personal injury damages in connection with exposure to residue from the Company's product. The Company expects a second trial to commence in April 2007.

While the Company can give no assurance of the outcome of these matters, it continues to believe that it will be able to continue to present credible scientific evidence that its product is not the cause of any injuries the plaintiffs may have suffered. Yesterday's ruling does not affect the statements made in the Company's 10Q filing as it relates to insurance coverage for this litigation.

Item 9.01. Financial Statement and Exhibits

c) Exhibits.

10.1 Employment Agreement, between the Company and Jeffrey Campbell, effective September 21, 2006, is filed as an Exhibit to this Report.

10.2 Retirement Agreement, between the Company and Robert F. Wrobel, effective September 21, 2006, is filed as an Exhibit to this Report.

SIGNATURES

Pursuant to the requirement s of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
By: /s/ Dean Mitchell
Name: Dean Mitchell Title: President and CEO

Date: September 26, 2006